Exhibit 4.4

LEGEND BIOTECH CORPORATION

INVESTORS’ RIGHTS AGREEMENT

MARCH 30, 2020

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Schedule A     -     Schedule of Investors

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INVESTORS’ RIGHTS AGREEMENT

THIS INVESTORS’ RIGHTS AGREEMENT is made as of March 30, 2020, by and among Legend Biotech Corporation, a Cayman Islands exempted company (the “Company”), and each of the investors listed on Schedule A hereto (each an “Investor” and collectively the “Investors”).

RECITALS

WHEREAS, the Company and the Investors are parties to the Series A Preference Shares Purchase Agreement of even date herewith (the “Purchase Agreement”); and

WHEREAS, in order to induce the Company to enter into the Purchase Agreement and to induce the Investors to invest funds in the Company pursuant to the Purchase Agreement, the Investors and the Company hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register Ordinary Shares (as defined below) issuable to the Investors, to receive certain information from the Company, and to participate in future equity offerings by the Company, and shall govern certain other matters as set forth in this Agreement.

NOW, THEREFORE, the parties hereby agree as follows:

1 Definitions. For purposes of this Agreement:

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund, private equity fund, hedge fund or other private investment fund or registered investment company now or hereafter existing that is controlled by one or more general partners, managing members or investment adviser of, or shares the same management company or investment adviser with, such Person.

“Board of Directors” means the Board of Directors of the Company.

“Capital Research and Management Company” means Capital Research and Management Company, as investment adviser to SMALLCAP World Fund, Inc. and its permitted transferees, and its Affiliates.

“Competitor” means a Person engaged, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing or formed hereafter)), in any activity that directly or indirectly competes with the current or planned business or activity of the Company, but shall not include any financial investment firm or collective investment vehicle that, together with its Affiliates, holds less than 20% of the outstanding equity of any Competitor and does not, nor do any of its Affiliates, have a right to designate any members of the board of directors of any Competitor; provided, however, that none of Hudson Bay, Capital Research and Management Company and any funds or accounts managed by it, JJDC, LAV, Vivo, RA Capital or any of the foregoing’s Affiliates shall be deemed a Competitor.

“Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any free writing prospectus relating thereto, any amendment or supplement to any such registration statement or prospectus, or any filing made by the Company under the securities (or “Blue Sky” laws) of any state or other jurisdiction, (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein (in the case of statements in any prospectus, in the light of the circumstances under which such statements were made) not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

“Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Ordinary Shares, including options and warrants.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Registration” means (i) a registration relating to the sale or grant of securities to employees of the Company or a Subsidiary pursuant to a share option, share purchase, equity incentive or similar plan; (ii) a registration on Form S-4, Form F-4 or their then equivalents relating solely to the issuance of equity securities in connection with an acquisition of any entity or business; or (iii) a registration in which the only Ordinary Shares being registered are Ordinary Shares issuable upon conversion of debt securities that are also being registered.

“FOIA Party” means a Person that, in the reasonable determination of the Board of Directors, may be subject to, and thereby required to disclose non-public information furnished by or relating to the Company under, the Freedom of Information Act, 5 U.S.C. 552 (“FOIA”), any state public records access law, any state or other jurisdiction’s laws similar in intent or effect to FOIA, or any other similar statutory or regulatory requirement; provided, however, that none of Hudson Bay, Capital Research and Management Company and any funds or accounts managed by it, JJDC, LAV, Vivo, RA Capital or any of the foregoing’s Affiliates shall be deemed a FOIA Party.

“Form F-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

“Form F-3” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

“Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

“Holder” means any holder of Registrable Securities who is a party to this Agreement.

“Hudson Bay” means HBC Asia Healthcare Opportunities III and its Affiliates and permitted transferees.

“Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

“Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

“IPO” means the Company’s first underwritten public offering of its Ordinary Shares under the Securities Act.

“JJDC” means Johnson & Johnson Innovation – JJDC, Inc.

“Key Employee” means each of Yuan Xu and Ying Huang.

“LAV” means LAV Biosciences Fund V, L.P. and its Affiliates and permitted transferees.

“New Securities” means, collectively, equity securities of the Company, whether or not currently authorised, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

“Ordinary Shares” means shares of the Company’s Ordinary Shares, par value US$0.0001 each.

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

“RA Capital” means RA Capital Management, L.P. and its Affiliates and permitted transferees.

“Registrable Securities” means (i) the Ordinary Shares issuable pursuant to any Series A Preference Shares then outstanding or issued upon conversion of the Series A Preference Shares and (ii) any Ordinary Shares or other shares of capital stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any of the shares referenced in clause (i) above, and (iii) any securities issued upon any stock split, dividend, recapitalization or similar event with respect to any of the foregoing; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 6.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Subsection 2.13 of this Agreement.

“Registrable Securities then outstanding” means the number of shares determined by adding the number of outstanding Registrable Securities and the number of Registrable Securities issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities.

“Restated Articles” means the Second Amended and Restated Memorandum and Articles of Association of the Company, as amended and/or restated from time to time.

“Restricted Securities” means the securities of the Company required to be notated with the legend set forth in Subsection 2.12(b) hereof.

“Rule 415” means Rule 415 under the Securities Act or any successor rule providing for the offering of securities on a continuous basis.

“SEC” means the Securities and Exchange Commission.

“SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” means all underwriting discounts, selling commissions, and share transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Subsection 2.6.

“Series A Preference Shares” means the Company’s Series A Preference Shares, par value US$0.0001 each.

“Vivo” means Vivo Capital Fund IX, L.P. and its Affiliates and permitted transferees.

2 Registration Rights. The Company covenants and agrees as follows:

2.1 Demand Registration.

(a) Form F-1 Demand. If at any time after the earlier of (i) four years after the date of this Agreement or (ii) 180 days after the effective date of the registration statement for the IPO, the Company receives a request from Holders of a majority of the Registrable Securities then outstanding that the Company file a Form F-1 registration statement (or, if the Company is not then eligible to use Form F-1, a Form S-1 registration statement) with respect to at least 40% of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of Selling Expenses, would exceed US$30,000,000), then the Company shall (i) within ten days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders and (ii) as soon as practicable, and in any event within 60 days after the date such request is given by the Initiating Holders, file a Form F-1 registration statement (or, if the Company is not then eligible to use Form F-1, Form S-1) under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within 20 days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsection 2.1(c) and Subsection 2.3. A registration statement filed pursuant to this Subsection 2.1 shall, unless otherwise directed by a majority of the Registrable Securities to be included in such registration statement, provide for an offering on a continuing basis in accordance with Rule 415 and shall contain a “plan of distribution” approved by a majority of the Registrable Securities to be in included in such registration statement, and no Holder shall be named as an “underwriter” in the registration statement without such Holder’s prior written consent.

If the Company files a registration statement for the IPO in a jurisdiction other than the U.S., then for purposes of the rights described in Subsection 2.1(a)(ii) only, all references to the registration of securities under the Securities Act shall be deemed to mean the equivalent registration in such non-U.S. jurisdiction, and all applicable references to the Securities Act and rules, forms of registration statements and registration of securities thereunder, U.S. law and the SEC shall be deemed to refer to the equivalent statutes, rules, forms of registration statements, registration of securities and laws of and equivalent government authority in the applicable non-U.S. jurisdiction.

(b) Form F-3 Demand. If at any time when it is eligible to use a Form F-3 registration statement (or, if the Company is not then eligible to use Form F-3 but is eligible to use Form S-3, a Form S-3 registration statement), the Company receives a request from Holders of at least 20% of the Registrable Securities then outstanding that the Company file a Form F-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least US$10,000,000, then the Company shall (i) within ten days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders and (ii) as soon as practicable, and in any event within 45 days after the date such request is given by the Initiating Holders, file a Form F-3 registration statement (or, if the Company is not then eligible to use Form F-3 but is eligible to use Form S-3, a Form S-3 registration statement) under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within 20 days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsection 2.1(c) and Subsection 2.3.

(c) Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Subsection 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Board of Directors it would be materially detrimental to the Company and its shareholders for such registration statement to become effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company, (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than 60 days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any 12-month period; and provided further that the Company shall not register any securities for its own account or that of any other shareholder during such 60-day period other than pursuant to an Excluded Registration.

(d) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(a) (i) during the period that is 30 days before the Company’s good faith estimate of the date of filing of, and ending on a date that is 90 days after the effective date of, a Company-initiated registration, provided, that the Company actively employs in good faith commercially reasonable efforts to cause such registration statement to become effective and complies with its obligations hereunder in respect of such registration, (ii) after the Company has effected two registrations pursuant to Subsection 2.1(a) or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form F-3 or Form S-3 pursuant to a request made pursuant to Subsection 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(b) (i) during the period that is 30 days before the Company’s good faith estimate of the date of filing of, and ending on a date that is 90 days after the effective date of, a Company-initiated registration, provided, that the Company actively employs in good faith commercially reasonable efforts to cause such registration statement to become effective and complies with its obligations hereunder in respect of such registration, or (ii) if the Company has effected two registrations pursuant to Subsection 2.1(b) within the 12 month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Subsection 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Subsection 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Subsection 2.1(d).

2.2 [Reserved]

2.3 Underwriting Requirements.

(a) If, pursuant to Subsection 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Subsection 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Subsection 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding the foregoing or anything else to the contrary contained here, no holder of Registrable Securities included in any underwritten offering (under this Section 2.3 or any other section hereof) shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding such holder, such holder’s ownership of its Registrable Securities to be sold in the offering and such holder’s intended method of distribution, or to undertake any indemnification or contribution obligations to the Company or the underwriters or other investment banks with respect thereto, except as provided in Section 2.8. Notwithstanding any other provision of this Subsection 2.3, if the underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities requested to be included therein by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

(b) For purposes of Subsection 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Subsection 2.3(a), fewer than 50% of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.4 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to 180 days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such 180-day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Ordinary Shares (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form F-3 or Form S-3 that are intended to be offered on a continuous or delayed basis pursuant to Rule 415, subject to compliance with applicable SEC rules, such 180-day period shall be extended for up to 90 days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b) promptly prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement, including any amendments and supplements (i) as may be requested by the SEC or (ii) as may be reasonably requested by a majority in interest of the Holders of the Registrable Securities included in the registration statement, including to change the plan of distribution set forth in the registration statement;

(c) furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f) use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange and to be listed or quoted (as applicable) on each securities exchange and trading market (if any) on which similar securities issued by the Company are then listed;

(g) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration and ensure that all Registrable Securities shall be eligible for clearing through The Depository Trust Company (“DTC”), through its Deposit/Withdrawal At Custodian (“DWAC”) or applicable successor system, and that the Company shall be eligible and participating in the Direct Registration System of DTC with respect to the Ordinary Shares;

(h) promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i) notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed;

(j) after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus;

(k) cooperate with each Holder that holds Registrable Securities being offered and the managing underwriter or underwriters with respect to an applicable Registration Statement, if any, to facilitate the timely (i) preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to such Registration Statement, and enable such certificates to be registered in such names and in such denominations or amounts, as the case may be, or (ii) crediting of the Registrable Securities to be offered pursuant to a Registration Statement to the applicable account (or accounts) with DTC through its DWAC system, in any such case as such Holder or the managing underwriter or underwriters, if any, may reasonably request;

(l) use its commercially reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of the registration statement, and, if such an order is issued, to obtain the withdrawal of such order as soon as possible and notify each Holder (and, in the event of an underwritten offering, the managing underwriters) of the issuance of any such order and the resolution thereof;

(m) permit Selling Holder Counsel (as defined below) to review the registration statement and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof), a reasonable period of time prior to their filing with the SEC (not less than five (5) business days);

(n) hold in confidence and not make any disclosure of information concerning a Holder provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in the registration statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement; and

(o) take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities.

(p) In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors (and, for the avoidance of doubt, any Person employing or designating any such director) may implement a trading program under Rule 10b5-1 of the Exchange Act.

2.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6 Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements, not to exceed US$80,000 per registration, of one counsel for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Subsection 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling

Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Subsection 2.1(a) or Subsection 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Subsection 2.1(a) or Subsection 2.1(b). Each Holder shall bear all Selling Expenses relating to such Holder’s Registrable Securities that are registered pursuant to this Section 2.

2.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8 Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, managers, officers, directors, and equityholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon misstatements or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, , any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon misstatements or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld, conditioned or delayed; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Subsections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder).

(c) Promptly after receipt by an indemnified party under this Subsection 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel (as well as one local counsel), with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Subsection 2.8, except to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Subsection 2.8.

(d) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2.8 but it is judicially determined that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2.8 provides for indemnification in such case or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Subsection 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s contribution obligation (pursuant to this Subsection 2.8(d)) when combined with the amounts paid or payable by such Holder pursuant to Subsection 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Subsection 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.9 Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form F-3, the Company shall:

(a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b) file with the SEC in a timely manner (without giving effect to any extensions pursuant to Rule 12b-25 of the Exchange Act) all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements) and not terminate the registration of the Ordinary Shares under the Exchange Act or otherwise terminate its status as an issuer required to file reports under the Exchange Act, even if the securities laws would otherwise permit any such termination; and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after 90 days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 and/or Form S-3 (at any time after the Company so qualifies) and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form F-3 or Form S-3 (at any time after the Company so qualifies to use such form).

2.10 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (i) to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder; provided that this limitation shall not apply Registrable Securities acquired by any additional Investor that becomes a party to this Agreement in accordance with Subsection 6.9.

2.11 “Market Stand-off” Agreement. Each Holder hereby agrees that, upon the request of the managing underwriter(s) for the IPO, enter into a lock-up agreement with the managing underwriter(s) of the IPO in substantially the form attached hereto as Exhibit A (the “Lock-up Agreement”), provided that (a) the Lock-Up Agreement is not more restrictive in any respect than any similar agreement entered into with any other shareholder of the Company and (b) all officers and directors are subject to the same restrictions as those contained in the Lock-up Agreement and the Company uses commercially reasonable efforts to obtain a similar agreement from all shareholders individually owning more than 1% of the Company’s outstanding Ordinary Shares (after giving effect to conversion into Ordinary Shares of all outstanding Series A Preference Shares). If a managing underwriter of the IPO notifies the Company (the “Release Notice”) that any Person has requested to be released from a lock-up agreement entered into in connection with the IPO (the “Requested Release”), the Company shall provide the Investors written notice of the Requested Release within one business day of receiving the Release Notice. The foregoing provisions of this Subsection 2.11 shall apply only to the IPO. The managing underwriter(s) in connection with the IPO are intended third-party beneficiaries of this Subsection 2.11 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements or the provisions of this Subsection 2.11 by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements.

2.12 Restrictions on Transfer.

(a) The Series A Preference Shares and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognise and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Series A Preference Shares and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement. For the avoidance of doubt, a Series A Preference Share Holder may freely sell, pledge or otherwise transfer such Holder’s Series A Preference Shares without the Company’s prior written consent if such sale, pledge, or transfer complies with the provisions of this Agreement and all applicable securities laws.

(b) Each certificate, instrument or book entry representing (i) the Series A Preference Shares, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any share split, share dividend, recapitalisation, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Subsection 2.12(c)) be notated with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Subsection 2.12.

(c) The holder of such Restricted Securities, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel (which can be an opinion of the in-house counsel of the Holder) who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act, (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144 or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate, member, partner or equityholder of such Holder; provided that each transferee agrees in writing to be subject to the terms of this Subsection 2.12. Each certificate, instrument or book entry representing the Restricted Securities transferred as above provided shall be notated with, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Subsection 2.12(b), except that such certificate, instrument or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

(d) Notwithstanding the foregoing, with respect to each Holder, the certificates (or electronic book entries, if applicable) evidencing each Holder’s Registrable Securities and any other shares or other securities subject to restriction under this Subsection 2.12 or otherwise hereunder shall not contain or be subject to (and such Holder shall be entitled to immediate removal of) (A) the legends set forth in Subsection 2.12(b) or any other restrictive legend with respect to registration requirements under the Securities Act and U.S. state securities laws, nor shall be subject to any stop transfer instructions imposed by the Company or its transfer agent with respect to any restrictions under Subsection 2.11, this Subsection 2.12 or any U.S. federal or state securities laws, while a registration statement covering the resale of such Registrable Securities is effective, (B) if such Holder provides customary paperwork to the effect that (I) it has sold or is selling such Registrable Securities or other shares or securities pursuant to Rule 144, or (II) such Registrable Securities or other shares or securities may then be sold without limitation pursuant to Rule 144, (C) if such Holder certifies that it is not an affiliate of the Company (within the meaning of Rule 144) and that such Holder’s holding period for purposes of Rule 144 with respect to such Registrable Securities or other shares or securities is at least six months (or, prior to an IPO, 12 months), or (D) if no legend is required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC), as set forth in a legal opinion, in form and substance reasonably acceptable to the Company, delivered by counsel to such Holder.

2.13 Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Subsection 2.1 shall terminate upon the earliest to occur of:

(a) the closing of a Liquidation Event, as such term is defined in the Restated Articles;

(b) such time as Rule 144 is available for the sale of all of such Holder’s Registrable Securities without limitation during a three-month period without registration and without compliance with any current public information requirement; and

(c) the five-year anniversary of the date of the IPO.

3 Information and Inspection Rights.

3.1 Delivery of Financial Statements. Upon the written request of any Investor, the Company shall deliver to such Investor, provided that the Board of Directors has not reasonably determined that such Investor is a Competitor:

(a) as soon as practicable, but in any event within 120 days after the end of each fiscal year of the Company, including the fiscal year ended December 31, 2019, (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and (iii) a statement of shareholders’ equity as of the end of such year, all such financial statements audited and certified by independent public accountants of nationally recognised standing selected by the Company;

(b) as soon as practicable, but in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, unaudited statements of income and of cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of shareholders’ equity as of the end of such fiscal quarter;

(c) as soon as practicable, but in any event 30 days before the end of each fiscal year, a budget and business plan for the next fiscal year, approved by the Board of Directors and prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company; and

(d) such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as any Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Subsection 3.1 to provide information (i) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

Notwithstanding the foregoing, each of the Investors set forth on Exhibit B (the “Automatic Recipients”) have advised the Company of their desire to receive the financial statements described in Subsections 3.1(a)-(c) without having to provide a written request and the Company covenants and agrees to deliver such financial statements to the Automatic Recipients without requiring a prior written request from such Automatic Recipients.

If, for any period, the Company has any Subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated Subsidiaries.

Not later than the third business day after the date of this Agreement, the Company shall publicly disclose, or cause GenScript Biotech Corporation to publicly disclose, any material non-public information in respect of GenScript Biotech Corporation disclosed or made available to any Investor on prior to the date of this Agreement, including, as applicable, any information regarding the Purchase Agreement and related transaction documents that constitutes such material non-public information (the “GenScript Announcement”). Notwithstanding anything else in this Agreement or any other agreement or instrument to the contrary, (a) no Investor, and no Investor’s agents or representatives (“Representatives”), shall at any time after the date of this Agreement be given, or be provided access to, any material nonpublic information concerning the Company, the Company’s Affiliates, any other public company or Person, or any of their respective securities, unless such Investor requests such information from the Company in writing, and (b) the Company may cease providing the information set forth in this Subsection 3.1 during the period starting with the date 60 days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants to provide information under this Subsection 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective. Upon the effective date of the registration statement in respect of the IPO or when the Company otherwise first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, the Company shall certify to each Investor that such Investor is then not in possession of any material nonpublic information concerning the Company, the Company’s Affiliates or any of their respective securities, regardless of whether such Investor received or had access to any material non-public information concerning the Company prior to such date. Without limiting the foregoing, the Company acknowledges that following the effective date of the registration statement in respect of the IPO or when the Company otherwise first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, no Investor desires to receive any material nonpublic information relating to any company with any publicly-traded securities, and the Company agrees that it shall not disclose any such information to any Investor, except as otherwise expressly requested in writing by such Investor. Notwithstanding anything to the contrary contained in Section 3.4 or elsewhere in this Agreement, no Investor, nor any of such Investor’s Representatives, shall at any time have any duty of trust or confidence with respect to, or any obligation not to trade in any securities on the basis of, any material nonpublic information concerning the Company, the Company’s Affiliates, any other public company or Person, or any of their respective securities, that is (X) provided or made available to such Investor in violation of any of the provisions of this paragraph or (Y) otherwise possessed (or continued to be possessed) by such Investor as a result of a violation of any of the provisions of this paragraph.

In the event of a breach of any of the foregoing covenants by the Company or any of its Subsidiaries or Affiliates, or any of its or their respective officers, directors (or equivalent persons), employees, attorneys, representatives or agents, in addition to any other remedies provided in this Agreement or otherwise available at law or in equity, the Investors shall have the right (i) to require the Company to make a public disclosure immediately (but in any case, within one business day) in the form of a press release, public advertisement or otherwise, of the applicable material nonpublic information regarding the Company or its Subsidiaries or Affiliates, or (ii) notwithstanding anything to the contrary contained in Section 3.4 or elsewhere in this Agreement, if the Company fails to make such public disclosure within one business day, to make a public disclosure in the form of a press release, public advertisement or otherwise, of the applicable material nonpublic information regarding the Company or its Subsidiaries or Affiliates without prior approval by the Company or its Subsidiaries or Affiliates, or any of its or their respective officers, directors (or equivalent persons), employees, attorneys, representatives or agents. With regards to the foregoing, no Investor shall have any liability to the Company, any Subsidiaries or Affiliates or any of its or their respective officers, directors (or equivalent persons), employees, equityholders, attorneys, representatives or agents for any such disclosure.

3.2 Inspection. The Company shall permit each Investor provided that the Board of Directors has not reasonably determined that such Investor is a Competitor, at such Investor’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Subsection 3.2 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.3 Termination of Information and Inspection Rights. The covenants set forth in Subsection 3.1 (other than the last two paragraphs in Section 3.1) and Subsection 3.2 shall terminate and be of no further force or effect (a) immediately before the consummation of the IPO, (b) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act or (c) upon a Liquidation Event, as such term is defined in the Restated Articles, whichever event occurs first.

3.4 Confidentiality.

(a) Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement) (“Confidential Information”), unless such Confidential Information (a) is known or becomes known to the public in general (other than as a result of a breach of this Subsection 3.4 by such Investor), (b) is or has been independently developed or conceived by such Investor without use of the Company’s confidential information, (c) is or has been made known or disclosed to such Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company, or (d) or is provided or made available to such Investor or any of its Representatives in violation of any of the provisions of the last paragraph of Subsection 3.1; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Subsection 3.4, (iii) to any existing or prospective Affiliate, partner, member, shareholder, investment advisers and such investment adviser’s Affiliates or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information or (iv) as may otherwise be required by law, regulation, rule, court order or subpoena or as otherwise requested by a regulatory or self-regulatory authority or in a proceeding, regulatory, self-regulatory or judicial inquiry, provided that the Investor promptly notifies the Company of such disclosure (to the extent legally permitted) and takes reasonable steps to minimize the extent of any such required disclosure. Notwithstanding the foregoing, an Investor shall not be required to provide notice to the Company in connection with any disclosures by or on behalf of such Investor pursuant to a regulatory, self-regulatory or judicial request or requirement that is not specifically related to the Company or the Confidential Information.

(b) The Company acknowledges that (1) certain of the Investors and their respective Affiliates are investment funds that are engaged in the business of public market and private equity investing or strategic corporate investors and may from time to time invest in entities that develop and utilize technologies, products or services that are similar to or competitive with those of the Company, and (2) except insofar as this Agreement restricts the disclosure of Confidential Information, this Agreement shall not prevent any of such Investors and their Affiliates from (x) engaging in or operating any business, (y) entering into any agreement or business relationship with any third party, or (z) evaluating or engaging in investment discussions with, or investing in, any third party, whether or not competitive with the Company or its affiliates. The Company acknowledges that each such Investor’s review of Confidential Information will inevitably enhance its knowledge and understanding of the business of the Company in a way that cannot be separated from such Investor’s other knowledge, and the Company agrees that this Agreement shall not restrict any of such Investors and their Affiliates in connection with the purchase, sale, consideration of, and decisions related to other investments, that may compete with the Company and serving on the boards of such investments in such industries or developing internal programs that may compete with the Company; provided however, subject to the other provisions of this Subsection 3.4, each such Investor acknowledges that its review, use and disclosure of Confidential Information received pursuant to this Agreement is subject to the confidentiality obligations set forth in Section 3.4(a) and is not a license to exploit such Confidential Information, use such Confidential Information to compete with the Company, or actively share such Confidential Information with portfolio companies of such Investor or its Affiliates. Furthermore, nothing in this Agreement will be construed as a representation or agreement that any of such Investors and their Affiliates will not develop, receive or otherwise possess ideas, plans or other information which may be similar to that embodied in the Confidential Information, provided that such information has not been prepared in reliance upon or in reference to the Confidential Information.

4 Rights to Future Share Issuances.

4.1 Right of First Offer. Subject to the terms and conditions of this Subsection 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities or debt securities (excluding indebtedness obtained pursuant to a credit facility, line of credit or other similar arrangement from a regulated banking institution) (the “Offered Securities”), the Company shall first offer such Offered Securities to the Investors. An Investor shall be entitled to apportion the right of first offer hereby granted to it in such proportions as it deems appropriate, among (a) itself, (b) its Affiliates and (c) its beneficial interest holders, such as limited partners, members or any other Person having “beneficial ownership,” as such term is defined in Rule 13d-3 promulgated under the Exchange Act, of such Investor (“Investor Beneficial Owners”); provided that, each such Affiliate or Investor Beneficial Owner: (i) is not a Competitor or FOIA Party, unless such party’s purchase of Offered Securities is otherwise consented to by the Board of Directors, and (ii) agrees to enter into this Agreement and the Right of First Refusal and Co-Sale Agreement of even date herewith among the Company, the Investors and the other parties named therein, as an “Investor” under each such agreement (provided that, any Competitor or FOIA Party shall not be entitled to any rights as an Investor under Subsections 3.1, 3.2 and 4.1 hereof).

(a) The Company shall give notice (the “Offer Notice”) to each Investor, stating (i) its bona fide intention to offer such Offered Securities, (ii) the number of such Offered Securities to be offered and (iii) the price and terms, if any, upon which it proposes to offer such Offered Securities.

(b) By notification to the Company within 20 days after the Offer Notice is given, each Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such Offered Securities which equals the proportion that the Ordinary Shares issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Series A Preference Shares and any other Derivative Securities then held, by such Investor bears to the total Ordinary Shares of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Series A Preference Shares and other Derivative Securities).At the expiration of such twenty (20) day period, the Company shall promptly notify each Investor that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other Investor’s failure to do likewise. During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of Offered Securities for which Investors were entitled to subscribe but that were not subscribed for by the Investors which is equal to the proportion that the Ordinary Shares issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable of the Series A Preference Shares and any other Derivative Securities then held, by Fully Exercising Investors who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Subsection 4.1(b) shall occur within the later of 90 days of the date that the Offer Notice is given and the date of initial sale of Offered Securities pursuant to Subsection 4.1(c).

(c) If all Offered Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Subsection 4.1(b), the Company may, during the 90 day period following the expiration of the periods provided in Subsection 4.1(b), offer and sell the remaining unsubscribed portion of such Offered Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the Offered Securities within such period, or if such agreement is not consummated within 30 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Offered Securities shall not be offered unless first reoffered to the Investors in accordance with this Subsection 4.1.

(d) The right of first offer in this Subsection 4.1 shall not be applicable to (i) shares excepted from the definition of “Additional Shares” in the Restated Articles and (ii) Ordinary Shares issued in the Qualified IPO, as such term is defined in the Restated Articles.

4.2 Termination. The covenants set forth in Subsection 4.1 shall terminate and be of no further force or effect (a) immediately before the consummation of an IPO that results in the Series A Preference Shares being converted into Ordinary Shares, or (b) upon a Liquidation Event, as such term is defined in the Restated Articles, whichever event occurs first.

5 Additional Covenants.

5.1 Employee Agreements. The Company will cause (a) each Person now or hereafter employed by it or by any Subsidiary (or engaged by the Company or any Subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets to enter into a nondisclosure and proprietary rights assignment agreement, substantially in the form approved by the Board of Directors.

5.2 Employee Shares. Unless otherwise approved by the Board of Directors, all future employees and consultants of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s share capital after the date hereof shall be required to execute restricted share or option agreements, as applicable, providing for (a) vesting of shares over a five-year period with 20% vesting after each year of service and (b) a market stand-off provision substantially similar to that in Subsection 2.11.

5.3 Accounting Firm. The Company shall engage a nationally recognized, top four accounting firm (a “Top Four Firm”) to audit the annual financial statements provided for in this Agreement.

5.4 Tax.

(a) Not later than 45 days after the end of Company’s fiscal year (the “Reporting Deadline”), the Company will make due inquiry with the Company’s tax advisors or accountants regarding whether it or any of its Subsidiaries is, may be, or is likely to become (i) a “passive foreign investment company” as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (a “PFIC”), and (ii) a “controlled foreign corporation” as defined in Section 957 of the Code (a “CFC”) and whether the Automatic Recipients are, may be, or are likely to be treated as a “United States shareholder” thereof, as defined in Section 951(b) of the Code, in each case of clause (i) and (ii), for such fiscal year and will so advise the Automatic Recipients. Each Investor agrees to cooperate with the Company in connection with any inquiry pursuant to this Section 5.4 and to provide information reasonably requested by the Company.

(b) To the extent notification is provided pursuant to Subsection 5.4(a) above that the Company is a PFIC, the Company shall, and shall cause each of its Subsidiaries to, no later than 90 days after the end of such fiscal year, furnish the Automatic Recipients with all information necessary for the Automatic Recipients to timely make and maintain a qualified electing fund (“QEF”) election in respect thereof, including (i) a PFIC Annual Information Statement under Section 1295(b) of the Code, which is described in Treasury Regulation 1.1295-1(g), and containing all the information in Treasury Regulation 1.1295-1(g)(1)(i), 1.1295-1(g)(1)(ii)(A), 1.1295-1(g)(1)(iii) and 1.1295-1(g)(1)(iv)(A) and (ii) all information necessary for it to complete IRS Form 8621 (or successor form). All such information shall be provided in English.

(c) To the extent notification is provided pursuant to Subsection 5.4(a), that the Company is a CFC, the Company shall, and shall cause each of its Subsidiaries to, no later than 90 days after the end of each fiscal year (i) provide sufficient information to enable the Automatic Recipients to accurately and timely complete their annual U.S. tax reporting obligations, including filing IRS Form 5471 (or successor form) and including such information as is necessary for the Automatic Recipients to calculate any amounts with respect to a deemed paid foreign tax credit, Subpart F or GILTI inclusions, if any, (ii) if necessary, permit the Automatic Recipients (or their authorized representatives) to examine and copy the books of account, records, and other documentation of the Company and each of its Subsidiaries in order to verify the required information, and (iii) use commercially reasonable best efforts to mitigate any adverse or potentially adverse consequences to the Automatic Recipients so long as such mitigation can be achieved without material cost or disruption of the business of the Company or its Subsidiaries. In addition, the Company shall, and shall cause each of its Subsidiaries to, covenant to retain all records relevant for calculating the earnings and profits of and taxes paid by the Company and its Subsidiaries for as long each of the Automatic Recipients is a “United States shareholder” in respect of the Company or its Subsidiaries. All such information shall be provided in English.

(d) The Company is treated as an association taxable as a corporation for U.S. federal income tax purposes and no election to the contrary shall be made without the Investors’ prior written consent.

5.5 Foreign Corrupt Practices Act. By the Reporting Deadline, the Company will determine whether: (i) it, its Subsidiaries, or any of their respective directors, officers, employees or agents have, directly or indirectly, made, offered, promised or authorized any payment or gift of any money or anything of value to or for the benefit of any “foreign official” (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), foreign political party or official thereof or candidate for foreign political office for the purpose of (x) influencing any official act or decision of such official, party or candidate, (y) inducing such official, party or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, or (z) securing any improper advantage, in the case of (x), (y) and (z) above in order to assist the Company or any of its affiliates in obtaining or retaining business for or with, or directing business to, any person; (ii) it, its Subsidiaries, or any of their respective directors, officers, employees or agents have made or authorized any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation; (iii) it has maintained, and has caused each of its Subsidiaries and affiliates to maintain, systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) and written policies to ensure compliance with the FCPA or any other applicable anti-bribery or anti-corruption law, and to ensure that all books and records of the Company and its Subsidiaries accurately and fairly reflect, in reasonable detail, all transactions and dispositions of funds and assets; and (iv) it, or any of its officers, directors or employees are the subject of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to the FCPA or any other anti-corruption law. The Company covenants and agrees to, by the Reporting Deadline, deliver to the Automatic Recipients an annual report attesting to the foregoing.

5.6 Export Control Laws. By the Reporting Deadline, the Company will determine whether: (i) it has conducted all export transactions in accordance with applicable provisions of United States export control laws and regulations, including the Export Administration Regulations, the International Traffic in Arms Regulations, the regulations administered by the Office of Foreign Assets Control of the U.S.

Treasury Department, and the export control laws and regulations of any other Applicable Jurisdiction; (ii) it has obtained all export licenses and other approvals, timely filed all required filings and has assigned the appropriate export classifications to all products, in each case as required for its exports of products, software and technologies from the United States and any other Applicable Jurisdiction; (iii) it is in compliance with the terms of all applicable export licenses, classifications, filing requirements or other approvals; (iv) there are any pending or, to the knowledge of the Company, threatened claims against the Company with respect to such exports, classifications, required filings or other approvals; (v) there are any pending investigations related to the Company’s exports; and (vi) there are any actions, conditions, or circumstances pertaining to the Company’s export transactions that would reasonably be expected to give rise to any material future claims. The Company covenants and agrees to, by the Reporting Deadline, deliver to the Automatic Recipients an annual report attesting to the foregoing.

5.7 Additional Rights. For so long as any Series A Preference Shares remain outstanding, the Company shall not, directly or indirectly, enter into, amend, modify or supplement any agreement, commitment, understanding or any offer or proposal of any additional or beneficial consideration, offers, terms, options, rights, warrants, instruments or settlements with any Investor, or with any Affiliate of any Investor, relating to the Series A Preference Shares (including any agreement made on the date the Purchase Agreement is entered into), without offering the same terms and conditions to all Investors, other than any commercial arrangements that arise in the ordinary course of business and on arm’s length terms; provided, however, that this Section 5.7 shall not apply in any respect to that certain letter agreement by and between the Company and RA Capital, dated on or about the date hereof, in the form previously circulated to the Investors.

5.8 Termination of Additional Covenants. The covenants set forth in this Section 5 shall terminate and be of no further force or effect (a) immediately before the consummation of the IPO, (b) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act or (c) upon a Liquidation Event, as such term is defined in the Restated Articles, whichever event occurs first.

6 Miscellaneous.

6.1 Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities; provided that (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred and (ii) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Subsection 2.11. The Company may not assign its right or obligations hereunder. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein (including in Subsection 2.7).

6.2 Governing Law. This Agreement shall be governed by the internal law of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

6.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.4 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid or (d) one business day after the business day of deposit with a nationally recognised overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A or Schedule B (as applicable) hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Subsection 6.5. If notice is given to the Company, a copy (which shall not constitute notice) shall also be sent to Cooley LLP, 101 California Street, Floor 5, San Francisco, CA 94111, Attn: Robert W. Phillips, and if notice is given to Shareholders, a copy (which shall not constitute notice) shall also be given to Katten Muchin Rosenman LLP, 525 W. Monroe Street, Chicago, IL 60661-3693, Attn: Jeffrey R. Patt.

6.6 Amendments and Waivers. Any term of this Agreement may be amended, modified or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding; provided that the Company may in its sole discretion waive compliance with Subsection 2.12(c); and provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, (a) Subsection 3.1 and 3.4 may not be amended, modified or terminated and the observance of any term thereof may not be waived with respect to any Investor without the written consent of such Investor, (b) Subsection 2.11 and this Subsection 6.6 may not be amended, modified or terminated and the observance of any term thereof may not be waived without the written consent of all of the Investors and (c) any other provision of this Agreement may not be amended, modified or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, modification, termination, or waiver applies to all Investors in the same fashion. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration also is offered to all of the Investors. The Company shall give prompt notice of any amendment, modification or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, modification, termination, or waiver. Any amendment, modification, termination, or waiver effected in accordance with this Subsection 6.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

6.7 Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

6.8 Aggregation of Shares. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

6.9 Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

6.10 Dispute Resolution.

(a) The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of New York or the United States District Court for the Southern District of New York and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(b) WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

The prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

6.11 Delays or Omissions; Remedies. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law, at equity or otherwise afforded to any party, shall be cumulative and not alternative. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investors by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the

Company acknowledges that the remedy at law for breach of its obligations hereunder will be inadequate and agrees, in the event of a breach or threatened breach by the Company of any of the provisions hereunder, that the Investors shall be entitled, in addition to all other available remedies under this Agreement or by law or otherwise, to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

6.12 Construction of Terms. Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Person may in the context require. Any reference to statutes or laws shall include all amendments, modifications or replacements of the specific sections or provisions concerned. Whenever the term “include” or “including” is used in this Agreement, it shall mean “including, without limitation,” (whether or not such language is specifically set forth) and shall not be deeded to limit the range of possibilities to those items specifically enumerated. A Person is deemed to hold, and be a holder of, Ordinary Shares or other Registrable Securities whenever such Person owns of record or beneficially through a “street name” holder such Ordinary Shares or other Registrable Securities (or the other securities upon exercise, conversion or exchange of which such Registrable Securities are directly or indirectly issuable, without giving effect to any limitations on exercise, conversion or exchange of other securities), and solely for purposes hereof, Registrable Securities shall be deemed outstanding to the extent they are directly or indirectly issuable upon exercise, conversion or exchange of other outstanding securities, Registrable Securities (without giving effect to any limits on exercise, conversion or exchange of other securities). If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities (or other securities upon exercise, conversion or exchange of which such Registrable Securities are directly or indirectly issuable).

6.13 Independent Nature of Investors. The obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement. Each Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder. Nothing contained in this Agreement, and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as, and the Company acknowledges and agrees that the Investors do not thereby constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to the obligations under, or the transactions contemplated by, this Agreement, and the Company shall not assert any contrary position.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:

LEGEND BIOTECH CORPORATION

By:	/s/ Yuan Xu

Name:	Dr. Yuan Xu

Title:	Chief Executive Officer

Address:	2101 Cottontail Lane
Somerset, NJ 08873, USA

SIGNATURE PAGE TO LEGEND BIOTECH CORPORATION

INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

HBC ASIA HEALTHCARE OPPORTUNITIES III

By:	/s/ Sander Gerber

Name: Sander Gerber

Title: Authorized Signatory

Address:	777 3rd Avenue
New York, NY 10017

SIGNATURE PAGE TO LEGEND BIOTECH CORPORATION

INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

LAV BIOSCIENCES FUND V, L.P.

By: LAV GP V, L.P.
Its General Partner
By: LAV Corporate V GP, Ltd.
Its General Partner

By:	/s/ Yu Luo

Name: Yu Luo

Title: Authorized Signatory

Address:	Attn: Jieyu Zou
Unit 902-904, Two Chinachem Central, 26 Des Voeux Road Central, Hong Kong

SIGNATURE PAGE TO LEGEND BIOTECH CORPORATION

INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

JOHNSON & JOHNSON INNOVATION – JJDC, INC.

By:	/s/ Asish K. Xavier

Name: Asish K. Xavier

Title: Vice President, Venture Investments

Address:	Johnson & Johnson Innovation – JJDC, Inc.
410 George Street
New Brunswick, New Jersey 08901
Attention: Asish K. Xavier, Vice President, Venture Investments

With a copy to:
Johnson & Johnson Law Department
Johnson & Johnson
One Johnson & Johnson Plaza
New Brunswick, New Jersey 08933
Attention: JJDC Board Lawyer

SIGNATURE PAGE TO LEGEND BIOTECH CORPORATION

INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

VIVO CAPITAL FUND IX, L.P.

By:	Vivo Capital IX, LLC, General Partner

By:	/s/ Frank Kung

Name:	Frank Kung

Title:	Managing Member

Address:	C/O
Vivo Capital LLC 192 Lytton Avenue
Palo Alto, CA 94301
Attn: General Counsel

SIGNATURE PAGE TO LEGEND BIOTECH CORPORATION

INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

SMALLCAP WORLD FUND, INC.

By:	Capital Research and Management Company, as investment adviser for and on behalf of SMALLCAP World Fund, Inc.

By:	/s/ Walter R. Burkley

Name:	Walter R. Burkley

Title:	Authorized Signatory

Address:	Capital Research and Management Company
333 South Hope Street, 55th Floor
Los Angeles, CA 90071
Attn: Casey Solomon

SIGNATURE PAGE TO LEGEND BIOTECH CORPORATION

INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

RA CAPITAL HEALTHCARE FUND, L.P.

By: RA Capital Healthcare Fund GP, LLC
Its General Partner

By:	/s/ Peter Kolchinsky

Name:	Peter Kolchinsky

Title:	Manager

Address:	RA Capital Management, L.P.
200 Berkeley Street 18th Floor
Boston, MA 02116
Attn: General Counsel

SIGNATURE PAGE TO LEGEND BIOTECH CORPORATION

INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

BLACKWELL PARTNERS LLC – SERIES A

By:	/s/ Abayomi A. Adigun

Name: Abayomi A. Adigun

Title: Investment Manager
DUMAC, Inc., Authorized Agent

By:	/s/ Jannine M. Lall

Name: Jannine M. Lall

Title: Head of Finance & Controller
DUMAC, Inc., Authorized Agent

Address:	Blackwell Partners LLC – Series A
280 S. Mangum Street
Suite 210
Durham, NC 27701
Attn: Jannine Lall

SIGNATURE PAGE TO LEGEND BIOTECH CORPORATION

INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

RA CAPITAL NEXUS FUND, L.P.

By: RA Capital Nexus Fund GP, LLC
Its General Partner

By:	/s/ Peter Kolchinsky

Name: Peter Kolchinsky

Title: Manager

Address:	RA Capital Management, L.P.
200 Berkeley Street 18th Floor
Boston, MA 02116
Attn: General Counsel

SIGNATURE PAGE TO LEGEND BIOTECH CORPORATION

INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

RISING ARROW ENTERPRISE LTD

By:	/s/ Da Liu

Name: Da Liu
Title: Director

Address:	Portcullis Chambers
4th Floor Ellen Skelton Building 3076 Sir Francis Drake Highway
Road Town, Tortola
British Virgin Islands VG1110
Attention: Mr. Da Liu

SIGNATURE PAGE TO LEGEND BIOTECH CORPORATION

INVESTORS’ RIGHTS AGREEMENT

SCHEDULE A

INVESTORS

HBC Asia Healthcare Opportunities III

777 3rd Avenue

NY NY 10017

Email: Jo-Wen Lin-Jlin@hudsonbaycapital.com;

treasury@hudsonbaycapital.com

LAV Biosciences Fund V, L.P.

Attn: Jieyu Zou

Unit 902-904, Two Chinachem Central, 26 Des

Voeux Road Central, Hong Kong

Email: Jieyu.zou@lavfund.com

Johnson & Johnson Innovation – JJDC, Inc.

410 George Street

New Brunswick, New Jersey 08901

Attention: Asish K. Xavier, Vice President, Venture Investments

With a copy to:

Johnson & Johnson Law Department

Johnson & Johnson

One Johnson & Johnson Plaza

New Brunswick, New Jersey 08933

Attention: JJDC Board Lawyer

SMALLCAP World Fund, Inc.

Capital Research and Management Company

333 South Hope Street, 55th Floor

Los Angeles, CA 90071

Attn: Casey Solomon

Email: cazs@capgroup.com

Vivo Capital Fund IX, L.P.

C/O

Vivo Capital LLC

192 Lytton Avenue

Palo Alto, CA 94301

Attn: General Counsel

Email: legal@vivocapital.com

RA Capital Healthcare Fund, L.P.

RA Capital Management, L.P.

200 Berkeley Street

18th Floor

Boston, MA 02116

Attn: General Counsel

Email: legal@racap.com

Blackwell Partners LLC – Series A

280 S. Mangum Street

Suite 210

Durham, NC 27701

Attn: Jannine Lall

Email: legal@racap.com

RA Capital Nexus Fund, L.P.

RA Capital Management, L.P.

200 Berkeley Street

18th Floor

Boston, MA 02116

Attn: General Counsel

Email: legal@racap.com

Rising Arrow Enterprise Ltd

Portcullis Chambers

4th Floor Ellen Skelton Building

3076 Sir Francis Drake Highway

Road Town, Tortola

British Virgin Islands VG1110

Email: liuda@crcplsf.com

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

EXHIBIT B

AUTOMATIC RECIPIENTS

LAV Biosciences Fund V, L.P.

Attn: Jieyu Zou

Unit 902-904, Two Chinachem Central, 26 Des

Voeux Road Central, Hong Kong

Email: Jieyu.zou@lavfund.com

Johnson & Johnson Innovation – JJDC, Inc.

410 George Street

New Brunswick, New Jersey 08901

Attention: Asish K. Xavier, Vice President, Venture Investments

With a copy to:

Johnson & Johnson Law Department

Johnson & Johnson

One Johnson & Johnson Plaza

New Brunswick, New Jersey 08933

Attention: JJDC Board Lawyer

SMALLCAP World Fund, Inc.

Capital Research and Management Company

333 South Hope Street, 55th Floor

Los Angeles, CA 90071

Attn: Casey Solomon

Email: cazs@capgroup.com

IMPORTANT NOTE: INFORMATION SHOULD

ONLY BE PROVIDED TO ERIK VAYNTRUB

(ERV@CAPGROUP.COM) AND CASEY

SOLOMON (CAZS@CAPGROUP.COM)

Vivo Capital Fund IX, L.P.

C/O

Vivo Capital LLC

192 Lytton Avenue

Palo Alto, CA 94301

Attn: General Counsel

Email: legal@vivocapital.com

RA Capital Healthcare Fund, L.P.

RA Capital Management, L.P.

200 Berkeley Street

18th Floor

Boston, MA 02116

Attn: General Counsel

Email: legal@racap.com

Blackwell Partners LLC – Series A

280 S. Mangum Street

Suite 210

Durham, NC 27701

Attn: Jannine Lall

Email: legal@racap.com

RA Capital Nexus Fund, L.P.

RA Capital Management, L.P.

200 Berkeley Street

18th Floor

Boston, MA 02116

Attn: General Counsel

Email: legal@racap.com

Rising Arrow Enterprise Ltd

Portcullis Chambers

4th Floor Ellen Skelton Building

3076 Sir Francis Drake Highway

Road Town, Tortola

British Virgin Islands VG1110

Email: liuda@crcplsf.com